                                                                EXHIBIT 5(g)(ii)



Filed with Post-Effective Amendment No. 6 to this Registration Statement on Form N-4 on April 1, 1988.
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[LOGO OF VESTMET APPEARS HERE]          A Group Multifunded Annuity for
                                        Personal Income Programs and Qualified
                                        Individual Retirement Annuities,
                                        issued by Metropolitan Life Insurance
                                        Company
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                      METROPOLITAN LIFE INSURANCE COMPANY
                 1 MADISON AVENUE, AREA 3F, New York, NY 10010
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             FOR ASSISTANCE IN COMPLETING THIS ENROLLMENT REQUEST
                         PLEASE REFER TO INSTRUCTIONS
            ON REVERSE SIDE OR YOU MAY CALL OUR TOLL FREE NUMBERS:
          IN NEW YORK 1-800-442-2123. OUTSIDE NEW YORK 1-800-221-4786
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PART 1
1. PROPOSED PARTICIPANT
   (WHO WILL ALSO BE THE OWNER)

Name:___________________________________________________________________________

Address:________________________________________________________________________

City:_______________________________________ State:____________  Zip:___________

Social Security #_______________________________________________ Sex:___________

Date of Birth: ____________ ___________ ___________ Tel. #______________________
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2. NAME OF EMPLOYER

   _____________________________________________________________________________
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3. Are you, the proposed participant, associated with or employed by a member of the National Association of Security Dealers: (NASD)? _______ Yes _______ No

If yes, Metropolitan, in accordance with NASD rules, will notify such member of this application for a multifunded annuity. Enter the name and address of the NASD member:
________________________________________________________________________________

________________________________________________________________________________
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4. REPLACEMENT

(a) Will this annuity replace any existing annuity or life insurance?

    _________ Yes ________ No

(b) Is this annuity being purchased in an Internal Revenue Code Section 1035 Exchange? _________ Yes ________ No

    (NOTE: If yes to either question please state details.) Prior Carrier's Name and Address:
    ____________________________________________________________________________

    ____________________________________________________________________________

(c) Policy #____________________________________________________________________

    Original Purchase $_________________________________________________________

    Effective Date of Prior Contract:___________________________________________
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    NO MONEY SHOULD BE SUBMITTED WITH THIS FORM

5.(a) PAYMENT SCHEDULE
      $___________________________________ per payment

       ___________________________________ times a year

  (b) Date that initial payment will be sent to Metropolitan_____________
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6. ALLOCATION OF PURCHASE PAYMENT: indicate the percentage of the initial payment to be allocated to each Account and/or Investment Division. Percentages must be whole numbers (enter zero for each Account and/or Investment Division for which no allocation is to be made). These percentages will apply to future purchase payments unless changed by the participant:

     Percentage in Each Account
     or Investment Division

     ______________________%  FIXED INTEREST ACCOUNT

                              SEPARATE ACCOUNT

     ______________________%  Growth Division

     ______________________%  Income Division

     ______________________%  Money Market Division

     ______________________%  Discretionary Division

                              GNMA Division
          _________________%  (Available for IRA only)
             100% Total

     PLEASE NOTE THAT, UNDER THIS MULTIFUNDED ANNUITY, ACCOUNT VALUES PROVIDED BY PURCHASE PAYMENTS ALLOCATED TO THE SEPARATE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO AMOUNT.
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7. EXPECTED RETIREMENT DATE WILL BE

   ______________________________________
   (Non-qualified only--Optional)

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8. Have you received a prospectus for the Separate Account including the Metropolitan Series Fund, Inc.? _______ Yes ________ No
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9. (a) Specify the type of Multifunded Annuity applied for:
   ______Non-Qualified __________IRA ______IRA Rollover

   (b) For an I.R.A. contract: I hereby irrevocably designate that, excluding any rollover amount, the first $________________ contributed to this contract, by April 15th, 19___ is intended for a 19_____ tax deduction.

   (c) I hereby irrevocably designate my initial payment contributed hereunder as a rollover contribution.

                                                                  ______________
                                                                   Initial here
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10. Special Instructions________________________________________________________

    ____________________________________________________________________________

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                          (Continued on reverse side)
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11. REVOCABLE BENEFICIARY(IES)

Full Name_______________________________________________________________________
Address_________________________________________________________________________
Relationship____________________________________________________________________
Date of Birth Mo.___________________ Day___________________ Yr._________________

REVOCABLE CONTINGENT BENEFICIARY(IES)

Full Name_______________________________________________________________________
Address_________________________________________________________________________
Relationship____________________________________________________________________
Date of Birth Mo.___________________ Day___________________ Yr._________________

CONSENT: I understand that the Company may amend this Annuity as a result of
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         changes in the Internal Revenue Code and applicable Treasury
         Regulations.

____________________             _______________________________________________
Date                             Signature of Proposed Participant

________________________________________________________________________________
Signature of Metropolitan Representative (Applicant should leave this line blank)
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PART 2

STATEMENT OF FINANCIAL CONDITION
Metropolitan Life Insurance Company is required by regulatory authorities to make inquiries with respect to your personal financial situation. If you do not wish to answer any such questions please indicate by your signature below.

If any or all of the following questions are not answered it is because I do not wish to divulge the requested information as indicated by my signature below:

____________________             _______________________________________________
Date                             Signature of Proposed Participant
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12. EARNED ANUAL INCOME: $______________________________________________________

    Other Income: $_____________________________________________________________

    Source:_____________________________________________________________________
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13. ESTIMATED ASSETS:
Stocks, Mutual Funds, etc.  $___________________________________________________
Cash, Bonds and Savings     $___________________________________________________
Life Insurance Cash Values  $___________________________________________________
Home and Other Real Estate  $___________________________________________________
Other                       $___________________________________________________
Estimated Liabilities
Mortgage                    $___________________________________________________
Bank Loans                  $___________________________________________________
Other                       $___________________________________________________
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14.  PURPOSE OF THE ANNUITY applied for:
[_] Retirement Income

[_] Other_______________________________________________________________________
                                  (Specify)
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            INSTRUCTIONS FOR COMPLETING VESTMET ENROLLMENT REQUEST

PART 1
1. Write your name, address, Social Security number, date of birth and telephone number (including area code).
2. Self explanatory
3. Answer "No," unless you are employed by or associated with a NASD member.
4. a. Are you surrendering or borrowing from an annuity or life insurance policy you now own in order to purchase this VestMet?
   b. For non-qualified only-Are you exchanging an existing annuity and deferring taxes until a future date?
   c. Insert the policy number, your original purchase price and the issue date of the contract you are surrendering or borrowing against.
5. a. Indicate amount of scheduled payment.
   b. Indicate approximate date when your payroll deduction will start.
6.    Indicate desired share of your payment you wish in each Account or
      Division.
7. Non-qualified only. Enter anticipated date you want payments from VestMet to start. If no entry is made, we will assume 10 years from date of issue, or age 70, whichever is later. You may change this date later.
8. Self explanatory. (This is the booklet that FULLY describes the VestMet
                                               -----
   Separate Account.)
9. a. Indicate if your payments are non-qualified money, such as personal savings, are annual contributions to an Individual Retirement Account
      (IRA) or are a rollover into an IRA from an existing IRA or from some other tax-qualified arrangement from which money may be rolled into an IRA.
   b. Self Explanatory.
   c. Self Explanatory.
10.Self Explanatory.
11.Insert the names of those whom you wish to receive a possible death benefit.
   A contingent beneficiary is someone who would receive the benefit if the revocable beneficiary dies.


PART 2
Complete as directed unless you indicate by your signature that you prefer not to provide the requested information.

12. 13.} Enter information as requested for income and assets.

14.   Indicate the reason you are purchasing the annuity. For example,
      Retirement Income or Educational Fund, etc.
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                                            18000063853 (0587) Printed in U.S.A.